UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

LAS PALMAS MOBILE ESTATES
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

LAS PALMAS MOBILE ESTATES
44489 Town Center Way, #D-234
Palm Desert, California  92260-2789

NOTICE TO DISREGARD
DEFINITIVE INFORMATION STATEMENT
MAILED ON JULY 8, 2008

To Our Stockholders:

The Information Statement mailed to you on or about July 8, 2008 should be disregarded.

On July 9, 2008, we received notice that the United States Securities and Exchange Commission (the “SEC”) unsuccessfully attempted to inform us that the SEC is performing a standard and ordinary review of our Information Statement filed on June 27, 2008.  Under normal procedure, we mailed the Information Statement to you on July 8, 2008, at the close of the notification period, since we had not heard from the SEC.  The SEC attempted to inform us of their review prior to our mailing of the Information Statement on July 8, 2008, but failed to reach us until July 9, 2008.  The SEC has requested that we ask you not to rely on the information found in our July 8, 2008 mailing.  We will mail you a new Information Statement upon completion of the SEC’s standard review.

Thank you,

/s/ Diana L. Hassan

President and Director